UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

111 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

700 Veterans Memorial Hwy, Suite 100

Hauppauge, New York 11788

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FWDI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

On March 3, 2026, Forward Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “2026 Annual Meeting”). At the 2026 Annual Meeting, the shareholders of the Company approved the reincorporation of the Company from the State of New York to the State of Texas by merger (the “Reincorporation”) pursuant to an agreement and plan of merger (the “Plan of Merger”), as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 26, 2026 (the “Proxy Statement”).

On March 4, 2026, the Company entered into the Plan of Merger and filed (i) a certificate of merger with the Secretary of State of the State of Texas and (ii) a certificate of merger with the Department of State of the State of New York, pursuant to which the Reincorporation became effective on March 5, 2026 at 12:01 a.m. Central Time (the “Effective Time”). At the Effective Time:

•	the Company’s state of incorporation changed from the State of New York to the State of Texas; and
•	the internal affairs of the Company ceased to be governed by the laws of the State of New York and the Company’s existing restated certificate of incorporation and amended and restated bylaws, and instead became governed by the laws of the State of Texas and the certificate of formation filed with the Secretary of State of the State of Texas (the “Texas Charter”) and the bylaws approved by the Company’s board of directors (the “Texas Bylaws”).

The Reincorporation did not result in any change in the business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities, or net worth (other than as a result of the transaction costs related to the Reincorporation). The Reincorporation did not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be the rights and obligations of the Company after the Reincorporation.

At the Effective Time, each outstanding share of common stock, $0.01 par value per share, of the New York corporation (the “New York Corporation Common Stock”) automatically converted into one outstanding share of common stock, $0.01 par value per share, of the Texas corporation (the “Texas Corporation Common Stock”). Shareholders do not need to exchange their existing stock certificates or book entry entitlements for new stock certificates or book entry entitlements, respectively.

At the Effective Time, each outstanding warrant, stock option, performance-based stock option, restricted stock unit, performance restricted stock unit, restricted stock, equity or equity-based award, or other right to acquire, or any instrument to convert into or exchange for, or that was based on the value of, the New York Corporation Common Stock or other equity securities of the Company became a warrant, stock option, performance-based stock option, restricted stock unit, performance restricted stock unit, restricted stock, equity or equity-based award or other right to acquire, or instrument to convert into or exchange for, or that is based on the value of, the same amount of Texas Corporation Common Stock or other equity securities of the Company, respectively, under the same terms and conditions.

The Texas Corporation Common Stock continues to be traded on the Nasdaq Capital Market under the symbol “FWDI.”

Certain rights of the Company’s shareholders changed as a result of the Reincorporation. A more detailed description of the Plan of Merger, Texas Charter, Texas Bylaws, and the effects of the Reincorporation is set forth in the Proxy Statement under “Proposal 6. Reincorporation,” which description is incorporated herein by reference. Copies of the Plan of Merger, the Texas Charter and the Texas Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2026 Annual Meeting, the shareholders of the Company approved Amendment No. 2 to the Company’s 2021 Equity Incentive Plan (the “Plan”) to increase the shares available for issuance under the Plan to 8,724,667 shares of the Company’s common stock. The foregoing description of Amendment No. 2 to the Plan does not purport to be complete, and is qualified in its entirety by the complete text, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 8, 2026, the Compensation Committee of the Board of Directors approved equity awards to certain executive officers pursuant to the Plan. Each award is subject to the officer’s continued service with the Company through the applicable vesting date (the “Continued Service Condition”).

Mr. Ryan Navi, the Company’s Chief Investment Officer, received the following grants:

•	Non-qualified stock options to purchase an aggregate of 352,694 shares of the Company’s common stock, comprised of (i) 176,347 options with an exercise price of $9.66 per share and (ii) 176,347 options with an exercise price of $14.49 per share. The stock options vest as follows: 25% on December 1, 2026, with the remaining 75% vesting in 12 equal quarterly installments thereafter through December 1, 2029, subject to the Continued Service Condition.

•	382,085 restricted stock units (“RSUs”) with the same vesting schedule as his options.

•	587,824 performance stock units (“PSUs”) that vest upon the Company achieving certain SOL per Share outstanding thresholds, subject to the Continued Service Condition.

Ms. Georgia Quinn, the Company’s General Counsel, received the following grants:

•	Non-qualified stock options to purchase an aggregate of 293,912 shares of the Company’s common stock, comprised of (i) 146,956 options with an exercise price of $9.66 per share and (ii) 146,956 options with an exercise price of $14.49 per share. The stock options vest as follows: 25% on November 17, 2026, with the remaining 75% vesting in 12 equal quarterly installments thereafter through November 17, 2029, subject to the Continued Service Condition.

•	293,911 RSUs with the same vesting schedule as her options.

•	293,912 PSUs that vest upon the Company achieving certain SOL per Share outstanding thresholds, subject to the Continued Service Condition.

Ms. Kathleen Weisberg, the Company’s Chief Financial Officer, was granted 50,000 non-qualified stock options, with an exercise price of $4.83 per share. The stock options vest as follows: 25% on June 8, 2026, with the remaining 75% vesting in three equal quarterly installments thereafter through March 8, 2027, subject to the Continued Service Condition.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.03.

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Item 5.07. Submission of Matters to a Vote of Security Holders.

The results of each of the proposals voted on at the 2026 Annual Meeting are listed below.

Proposal #1	For	Against	Withheld	Abstain	Broker Non-Votes
To elect five members to the Board of Directors:
Pyahm (Kyle) Samani	52,119,875	*	11,118	*	3,933,024
Sangita Shah	52,074,355	*	56,638	*	3,933,024
Keith Johnson	52,121,615	*	9,378	*	3,933,024
Michael Pruitt	52,120,228	*	10,765	*	3,933,024
Saurabh Sharma	51,809,204	*	321,789	*	3,933,024

Proposal #2	For	Against	Withheld	Abstain	Broker Non-Votes
To ratify the appointment of CBIZ CPAs P.C., as the Company’s independent registered public accounting firm for fiscal year ending on September 30, 2026.	55,307,468	7,078	*	749,471	*

Proposal #3	For	Against	Withheld	Abstain	Broker Non-Votes
To approve an amendment to increase the shares available for issuance under the Company’s 2021 Equity Incentive Plan to 8,724,667 shares of common stock.	46,767,944	2,997,722	*	2,365,327	3,933,024

Proposal #4	For	Against	Withheld	Abstain	Broker Non-Votes
To approve, on an advisory basis, the compensation of the Company’s named executive officers.	49,676,221	84,871	*	2,369,901	3,933,024

Proposal #5	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
To approve, on an advisory basis, whether the advisory vote on executive compensation should occur every one year, two years, or three years.	11,484,136	5,240	40,636,873	4,744	*

Proposal #6	For	Against	Withheld	Abstain	Broker Non-Votes
To approve a proposal to change the Company’s state of incorporation from New York to Texas.	44,467,381	7,661,191	*	2,421	3,933,024

* Not applicable.

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There were 83,642,042 shares outstanding as of the record date of the meeting and a total of 56,064,017 shares were cast. The Proposals required the following votes:

•	Proposal 1 required a plurality of the votes cast.
•	Proposals 2, 3, and 4 required the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Proposal 4 was a non-binding advisory vote.
•	Proposal 5 was an advisory vote with the option receiving the most votes to be considered by the Company’s Board of Directors in determining the preferred frequency for the advisory vote on executive compensation.
•	Proposal 6 required the affirmative vote of a majority of the Company’s outstanding shares of common stock.

Each of the five nominees for director was elected to serve until the 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Additionally, Proposals 2, 3, 4 and 6 were approved by the requisite vote of shareholders, and shareholders voted for a three-year frequency for the advisory vote on executive compensation (Proposal 5). The Company’s Board of Directors has decided to hold the advisory vote on executive compensation every three years, consistent with the shareholders’ preference as expressed in Proposal 5. Accordingly, the next advisory vote on executive compensation will occur at the 2029 Annual Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of March 4, 2026, by and between Forward Industries, Inc., a Texas corporation, and Forward Industries, Inc., a New York corporation.
3.1	Texas Certificate of Formation of Forward Industries, Inc.
3.2	Texas Bylaws of Forward Industries, Inc.
10.1	Amendment No. 2 to the Forward Industries, Inc. 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: March 9, 2026	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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